Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of June 1995
Distribution Date of July 17, 1995

Original Pool Amount     $335,002,547.77

Beginning Pool Balance   $118,134,927.19
Beginning Pool Factor          0.3526389

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)$8,005,782.95
  Interest Collected         $888,672.48

Additional Deposits:
  Repurchase Amounts               $0.00
  Liquidation Proceeds/Recoveries$80,034.02
Total Additional Deposits     $80,034.02

Repos/Chargeoffs              $49,805.68
Aggregate Number of Notes Charged Off 22

Total Available Funds      $8,967,778.90

Ending Pool Balance      $110,086,049.11
Ending Pool Factor             0.3286126

Servicing Fee                 $98,445.77

Repayment of Servicer Advances $6,710.55

Reserve Account:
  Beginning Balance        $8,902,862.60
  Target Percentage                7.50%
  Target Balance           $8,256,453.68
  Minimum Balance          $6,700,050.96
  (Release)/Deposit        $(646,408.92)
  Ending Balance           $8,256,453.68

                                 Dollars  Notes
Delinquencies:
  Installments:
     1-30 days              1,002,918.63    765
    31-60 days                119,487.49    123
    60+ days                   27,069.34     23

    Total                   1,149,475.46    781

  Balances:
    60+ days                  226,609.50     23

Memo Item - Reserve Account

  Prior Month              $8,860,119.54
  Invest. Income               42,743.06
    Beginning Balance      $8,902,862.60

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of June 1995

                                                         NOTES
                                              CLASS A-1
                                TOTAL         (MONEY MARKET)   CLASS A-2  CERTIFICATES
Original
 Pool Amount Dist.:      $335,002,547.77   $127,300,000.00$195,976,000.00$11,726,547.77
 Distribution Percentages                           100.00%         95.50%       4.50%
 Turbo Percentages                                  100.00%          0.00%       0.00%
 Coupon                                             3.475%         4.475%      4.800%

Beginning Pool Balance   $118,134,927.19
Ending Pool Balance      $110,086,049.11

Collected Principal        $7,999,072.40
Collected Interest           $888,672.48
Charge-Offs                   $49,805.68
Servicing                     $98,445.77

  Total Collections Available
    for Debt Service       $8,789,299.11

Beginning Balance        $106,884,589.45             $0.00 $99,694,849.80$7,189,739.65

Interest Due                 $400,537.67             $0.00    $371,778.71  $28,758.96
Interest Paid                $400,537.67             $0.00    $371,778.71  $28,758.96
Principal Due              $8,048,878.08             $0.00  $7,686,678.57 $362,199.51
Principal Paid             $8,048,878.08             $0.00  $7,686,678.57 $362,199.51
Turbo Principal                    $0.00             $0.00          $0.00       $0.00

Ending Balance            $98,835,711.37             $0.00 $92,008,171.24$6,827,540.13
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.0000000000   0.4694869333 0.5822293369

Total Distributions        $8,449,415.75             $0.00  $8,058,457.28 $390,958.47

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $339,883.36

Beginning Reserve Account Balance$8,902,862.60
(Release)/Draw              $(646,408.92)
Ending Reserve Account Balance$8,256,453.68

Memo Item - Advances:
 Servicer Advances - Current Month$(6,710.55)
 Total Outstanding Servicer Advances$2,787,990.21

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of June 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                             Feb 1995       Mar 1995       Apr 1995       May 1995      June 1995
Beg. Pool Balance      $150,236,079.05$141,826,345.98$133,656,652.98$126,201,758.79$118,134,927.19


A) Loss Trigger:
Principal of Contracts
  Charged off               $99,484.41    $133,880.91    $179,609.57    $156,415.59     $49,805.68
Recoveries                   $1,084.30    $228,450.98     $84,665.15    $167,464.36     $80,034.02

Total Charged off
  (Months 5,4,3)           $412,974.89
Total Recoveries
  (Months 3,2,1)            332,163.53
Net Loss/(Recoveries)
  for 3 Mos.                $80,811.36(a)

Total Balance
  (Months 5,4,3)       $425,719,078.01(b)

Loss Ratio [(a/b)(12)]       0.2278%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                             $387,235.84    $465,259.59    $226,609.50
  As % of Beginning
    Pool Balance                                          0.28972%       0.36866%       0.19182%
  Three Month Average                                     0.32083%       0.36010%       0.28340%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer